       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm", "Agreements to Disclose Portfolio Holdings to Service Providers and Fiduciaries" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated February 14, 2006 in this Registration Statement (Form N-1A Nos. 333-112505 and 811-6674) of SMA Relationship Trust (comprising of SMA
Relationship Trust -- Series T and SMA Relationship Trust -- Series M).





							ERNST & YOUNG LLP

New York, New York
April 26, 2006